EXHIBIT 5.1

May 9, 2025

Koppers Holdings Inc.
436 Seventh Avenue
Pittsburgh, PA 15219

Re: Koppers Holdings Inc. Registration Statement on Form S-8:

Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Koppers Holdings Inc., a Pennsylvania corporation (the “Company”), in connection with the referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be issued in accordance with the Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Articles of Incorporation, (ii) the Company’s Third Amended and Restated Bylaws, (iii) the Plan and (iv) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or electronic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Pennsylvania Business Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP